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                                                                     Exhibit 1.1

                                 LEHMAN XS TRUST
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-10N

                                 TERMS AGREEMENT

                                                            Dated: June 28, 2006

To: Structured Asset Securities Corporation, as Depositor under the Trust Agreement dated as of June 1, 2006 (the "Trust Agreement").

Re: Underwriting Agreement Standard Terms dated as of December 21, 2005 (the "Standard Terms," and together with this Terms Agreement, the "Agreement").

Series Designation: Series 2006-10N.

Terms of the Series 2006-10N Certificates: Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-10N, Class 1-A1A, Class 1-A1B, Class 1-A2A, Class 1-A2B, Class 1-A3A, Class 1-A3B, Class 1-A4A, Class 1-A4B, Class 2-A1, Class 2-A2, Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5, Class 1-M6, Class 1-M7, Class 1-M8, Class 1-M9, Class 1-M10, Class 2-M1, Class 2-M2, Class 2-M3, Class 2-M4, Class 2-M5, Class 2-M6, Class 2-M7, Class 1-X, Class 2-X, Class 1-P, Class 2-P and Class R Certificates (the "Certificates") will evidence, in the aggregate, the entire beneficial ownership interest in a trust fund (the "Trust Fund"). The primary assets of the Trust Fund on the Closing Date (as defined below) will consist primarily of two pools of mortgage loans - a pool of negative amortization adjustable rate and fixed rate, conventional, residential mortgage loans and a pool of negative amortization adjustable rate, conventional, residential mortgage loans - having a total Scheduled Principal Balance (as defined in the Trust Agreement) as of the Cut-off Date of $1,459,806,217 (the "Mortgage Loans"). Only the Class 1-A1A, Class 1-A1B, Class 1-A2A, Class 1-A2B, Class 1-A3A, Class 1-A3B, Class 1-A4A, Class 1-A4B, Class 2-A1, Class 2-A2, Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5, Class 1-M6, Class 1-M7, Class 1-M8, Class 1-M9, Class 2-M1, Class 2-M2, Class 2-M3, Class 2-M4, Class 2-M5, Class 2-M6 and Class 2-M7 Certificates (the "Offered Certificates") are being sold pursuant to the terms hereof.

Registration Statement: File Number 333-129480.

Certificate Ratings: It is a condition of Closing that at the Closing Date the Class 1-A1A, Class 1-A1B, Class 1-A2A, Class 1-A2B, Class 1-A3A, Class 1-A3B, Class 1-A4A, Class 1-A4B, Class 2-A1 and Class 2-A2 Certificates be rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), and "Aaa" by Moody's Investors Service, Inc. ("Moody's" and together with S&P, the "Rating Agencies"); the Class 1-M1 Certificates be rated "AA+" by S&P and "Aa1" by Moody's; the Class 1-M2 Certificates be rated "AA" by S&P and "Aa2" by Moody's; the Class 1-M3 Certificates be rated "AA-" by S&P and "Aa3" by Moody's; the Class 1-M4 Certificates be rated "A+" by S&P and "A1" by Moody's; the Class 1-M5 Certificates be rated "A" by S&P and "A2" by Moody's; the Class 1-M6 Certificates be rated "A-" by S&P and "A3" by Moody's; the Class 1-M7 Certificates be rated "BBB+" by S&P and "Baa2" by Moody's; the Class 1-M8 Certificates be rated "BBB" by S&P and "Baa3" by Moody's; the Class 1-M9 Certificates be rated "BBB-" by S & P; the Class 2-M1 Certificates be rated "AA" by S&P and "Aa1" by Moody's; the Class 2-M2 Certificates be rated "AA" by S&P and "Aa2" by Moody's; the Class 2-M3 Certificates be rated "AA-" by S&P and "Aa2" by Moody's; the Class 2-M4 Certificates be rated "A" by S&P and "A1" by Moody's; the Class 2-M5 Certificates be rated

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"A-" by S&P and "A2" by Moody's; the Class 2-M6 Certificates be rated "BBB" by
S&P and "Baa1" by Moody's; the Class 2-M7 Certificates be rated "Baa2" by
Moody's;

Terms of Sale of Offered Certificates: The Depositor agrees to sell to Lehman Brothers Inc., (the "Underwriter") and the Underwriter agrees to purchase from the Depositor, the Offered Certificates in the principal amounts and prices set forth on Schedule 1 annexed hereto. The purchase price for each class of the Offered Certificates shall be the applicable Purchase Price Percentage set forth in Schedule 1 plus accrued interest at the initial interest rate per annum from and including the Cut-off Date up to, but not including, the Closing Date.

The Underwriter will offer the Offered Certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

The Underwriter will sell the Offered Certificates to investors in offerings occurring within Member States of the European Economic Area in minimum initial total investment amounts of $100,000.

Cut-off Date: June 1, 2006.

Closing Date: 10:00 A.M., New York time, on or about June 30, 2006. On the Closing Date, the Depositor will deliver the Offered Certificates to the Underwriter against payment therefor.

Counsel: Dechert LLP will act as counsel for the Underwriter.

Closing Notice Address: Notwithstanding anything to the contrary in the Standard Terms, the Closing shall take place at the offices of the counsel for the Underwriter, Dechert LLP, 30 Rockefeller Plaza, New York, NY 10112.

                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]


                                        2

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Depositor and the Underwriter in accordance with its terms.

                                        LEHMAN BROTHERS INC.


                                        By:
                                            ------------------------------------
                                            Name: Mary Stone
                                            Title: Vice President

Accepted:

STRUCTURED ASSET SECURITIES
CORPORATION


By:
    ---------------------------------
    Name: Michael C. Hitzmann
    Title: Senior Vice President

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                                   Schedule 1

           Initial
         Certificate   Certificate                     Approximate Amount
          Principal      Interest    Purchase Price   Purchased by Lehman
Class     Amount(1)       Rate         Percentage        Brothers Inc.
-----   ------------   -----------   --------------   -------------------
1-A1A   $340,312,000   Variable(2)        100%            $340,312,000
1-A1B   $ 37,812,000   Variable(2)        100%            $ 37,812,000
1-A2A   $151,636,000   Variable(2)        100%            $151,636,000
1-A2B   $ 16,848,000   Variable(2)        100%            $ 16,848,000
1-A3A   $455,184,000   Variable(2)        100%            $455,184,000
1-A3B   $ 50,575,000   Variable(2)        100%            $ 50,575,000
1-A4A   $ 19,329,000   Variable(2)        100%            $ 19,329,000
1-A4B   $  2,147,000   Variable(2)        100%            $  2,147,000
 2-A1   $118,804,000   Variable(2)        100%            $118,804,000
 2-A2   $145,933,000   Variable(2)        100%            $145,933,000
 1-M1   $ 29,421,000   Variable(2)        100%            $ 29,421,000
 1-M2   $ 17,652,000   Variable(2)        100%            $ 17,652,000
 1-M3   $  5,884,000   Variable(2)        100%            $  5,884,000
 1-M4   $  5,884,000   Variable(2)        100%            $  5,884,000
 1-M5   $  5,884,000   Variable(2)        100%            $  5,884,000
 1-M6   $  5,884,000   Variable(2)        100%            $  5,884,000
 1-M7   $  5,884,000   Variable(2)        100%            $  5,884,000
 1-M8   $  5,885,000   Variable(2)        100%            $  5,885,000
 1-M9   $ 12,356,000   Variable(2)        100%            $ 12,356,000
 2-M1   $  7,075,000   Variable(2)        100%            $  7,075,000
 2-M2   $  2,547,000   Variable(2)        100%            $  2,547,000
 2-M3   $  1,415,000   Variable(2)        100%            $  1,415,000
 2-M4   $  1,981,000   Variable(2)        100%            $  1,981,000
 2-M5   $  1,415,000   Variable(2)        100%            $  1,415,000
 2-M6   $  1,415,000   Variable(2)        100%            $  1,415,000
 2-M7   $  1,415,000   Variable(2)        100%            $  1,415,000

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(1)  These balances are approximate, as described in the prospectus supplement.

(2) These certificates will accrue interest based on adjustable interest rates, as described in the prospectus supplement.